Exhibit 99.1

NEWS

MSC PROVIDES UPDATE ON ITS SHARE REPURCHASE PROGRAM

MELVILLE, NY and DAVIDSON, NC, JULY 26, 2018 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM),  "MSC" or the "Company," a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") products and services to industrial customers throughout North America, today announced that in connection with the Company’s existing 2.6 million share repurchase authorization, the Company has entered into a stock purchase agreement with the holders of the Company’s Class B common stock to purchase a pro rata number of shares, such that their aggregate percentage ownership in the Company would remain substantially the same. The shares will be purchased each month at a price per share equal to the volume weighted average market price that the Company paid for shares repurchased during the previous month from Class A shareholders under its share repurchase authorization.

The Class B shareholders also have agreed to not purchase or sell any shares on the open market while the above agreement is in effect.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, market conditions, and applicable legal and regulatory requirements. The Company is not obligated to repurchase any specific number of shares on the open market and purchases may be suspended or terminated at any time without prior notice.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries.

Our experienced team of approximately 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

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Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about share repurchases, including purchases under stock purchase agreement with the holders of the Company’s Class B shares are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material.

75 Maxess Road, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, NC 28036  |  mscdirect.com

Exhibit 99.1

Factors that could cause actual results to differ materially from those in forward-looking statements include: the risk that the Company does not repurchase shares under its share repurchase program and under the stock purchase agreement in amounts that it anticipates. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

75 Maxess Road, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, NC 28036  |  mscdirect.com